XECHEM INTERNATIONAL, INC.
                       TERM SHEET FOR DEBT RESTRUCTURING
                                 JUNE 16, 2005

Repurchase of CepTor Corporation

Common Stock:....................  CepTor Corporation ("CepTor") will repurchase
                                   2,886,563 shares of its common stock, par value $0.0001 per share, from Xechem International, Inc. (the "Company") for $0.80 per share payable in cash on the closing (the "Closing"). The remaining 500,000 shares will be held by Xechem. The funds will be distributed in accordance with the bridge financing documents executed in February 2005 -i.e., repay the bridge debt (the "Bridge") and then two-thirds to Margie Chassman on the Company debt to her (the "Chassman Debt") and one-third to the Company, resulting in approximately $236,000 of cash to the Company (the "Net Sale Proceeds"). To the extent that CepTor files a registration statement for selling shareholder shares, the remaining 500,000 shares will be registered, but Xechem will agree not to sell more than 1% of CepTor capital stock during each 90 day period commencing with the earlier of:

                                   (i) the effectiveness of the registration
                                       statement; or

                                   (ii) the first anniversary of the issuance of
                                        those shares to Xechem.

                                   The put right of Xechem of its CepTor Shares shall lapse upon Closing.

Registration Rights:.............  None; however, the Company will work with Ms.
                                   Chassman with respect to delivering the Rule
                                   144K eligibility opinion for outstanding debt conversions.

Additional Equity:...............  William Pursley agrees, as an inducement to the CepTor stock repurchase, to transfer his Company stock options to the Company at the Closing.

This Agreement shall constitute a binging agreement among the parties with respect to the subject matter hereof, contingent upon the due execution of CepTor Corporation to the undertakings set forth above, with the parties to use good faith efforts to prepare definitive documentation as quickly as practicable subject to the forgoing.

Agreed to:

------------------------                       Xechem International, Inc.
Majorie Chassman

                                               By:
                                                  --------------------------
                                                  Ramesh C. Pandey, Ph.D.
                                                  Chairman & CEO